EX-28.h.3.b

EXHIBIT A

to the Expense Limitation Agreement between

NATIONWIDE VARIABLE INSURANCE TRUST

and

NATIONWIDE FUND ADVISORS

Effective May 1, 2007

Amended January 10, 2017*†

Name of Fund	Expense Limitation for Fund			Expenses Excluded for Purposes of “Fund Operating Expenses” in Section 1.1
NVIT S&P 500 Index Fund	Class I Class II Class IV Class Y	0.21 0.21 0.21 0.21	% % % %	See (1) Below

NVIT Small Cap Index Fund	Class II Class Y	0.28 0.28	% %	See (1) Below

NVIT Mid Cap Index Fund	Class I Class II Class Y	0.30 0.30 0.30	% % %	See (1) Below

NVIT International Index Fund	Class I Class II Class VI Class VIII Class Y	0.34 0.34 0.34 0.34 0.34	% % % % %	See (1) Below

NVIT Bond Index Fund	Class I Class II Class Y	0.29 0.29 0.29	% % %	See (1) Below

NVIT Emerging Markets Fund	Class I Class II Class D Class Y	1.20 1.20 1.20 1.20	% % % %	See (2) Below

NVIT Multi-Manager Large Cap Growth Fund	Class I Class II Class Y	0.75 0.75 0.75	% % %	See (2) Below

Name of Fund	Expense Limitation for Fund			Expenses Excluded for Purposes of “Fund Operating Expenses” in Section 1.1
NVIT Multi-Manager Mid Cap Growth Fund	Class I Class II Class Y	0.82 0.82 0.82	% % %	See (2) Below

NVIT Multi-Manager International Growth Fund	Class I Class II Class VI Class Y	0.96 0.96 0.96 0.96	% % % %	See (2) Below

NVIT Core Plus Bond Fund	Class I Class II Class Y Class P	0.55 0.55 0.55 0.55	% % % %	See (2) Below

Federated NVIT High Income Bond Fund	Class I Class Y	0.76 0.76	% %	See (2) Below

Neuberger Berman NVIT Socially Responsible Fund	Class I Class II Class Y	0.78 0.78 0.78	% % %	See (2) Below

NVIT Cardinal Conservative Fund	Class I Class II	0.25 0.25	% %	See (2) Below

NVIT Cardinal Moderately Conservative Fund	Class I Class II	0.25 0.25	% %	See (2) Below

NVIT Cardinal Balanced Fund	Class I Class II	0.25 0.25	% %	See (2) Below

NVIT Cardinal Moderate Fund	Class I Class II	0.25 0.25	% %	See (2) Below

NVIT Cardinal Capital Appreciation Fund	Class I Class II	0.25 0.25	% %	See (2) Below

NVIT Cardinal Moderately Aggressive Fund	Class I Class II	0.25 0.25	% %	See (2) Below

NVIT Cardinal Aggressive Fund	Class I Class II	0.28 0.28	% %	See (2) Below

NVIT Multi-Manager Mid Cap Value Fund	Class I Class II Class Y	0.81 0.81 0.81	% % %	See (2) Below

Name of Fund	Expense Limitation for Fund			Expenses Excluded for Purposes of “Fund Operating Expenses” in Section 1.1
NVIT Multi-Manager Large Cap Value Fund	Class I Class II Class Y	0.77 0.77 0.77	% % %	See (2) Below

NVIT Large Cap Growth Fund	Class I Class II Class Y Class P	0.65 0.90 0.50 0.75	% % % %	None

American Century NVIT Multi Cap Value Fund	Class I Class II Class Y	0.92 1.09 0.67	% % %	None

Templeton NVIT International Value Fund	Class I Class II Class VI Class Y	0.87 0.87 0.87 0.87	% % % %	See (2) Below

NVIT Investor Destinations Capital Appreciation Fund	Class II Class P	0.28 0.28	% %	See (2) Below

NVIT Investor Destinations Balanced Fund	Class II Class P	0.28 0.28	% %	See (2) Below

NVIT Multi Sector Bond Fund	Class I Class Y	0.78 0.78	% %	See (2) Below

NVIT Multi-Manager Small Cap Growth Fund	Class I Class II Class Y	1.08 1.08 1.08	% % %	See (2) Below

Loring Ward NVIT Moderate Fund	Class II Class P	0.33 0.33	% %	See (2) Below

Loring Ward NVIT Capital Appreciation Fund	Class II Class P	0.33 0.33	% %	See (2) Below

NVIT Cardinal Managed Growth Fund	Class I Class II	0.07 0.07	% %	See (2) Below

NVIT Cardinal Managed Growth & Income Fund	Class I Class II	0.10 0.10	% %	See (2) Below

NVIT Investor Destinations Managed Growth Fund	Class I Class II	0.16 0.16	% %	See (2) Below

Name of Fund	Expense Limitation for Fund			Expenses Excluded for Purposes of “Fund Operating Expenses” in Section 1.1
NVIT Investor Destinations Managed Growth & Income Fund	Class I Class II	0.15 0.15	% %	See (2) Below

NVIT Flexible Moderate Growth Fund	Class P	0.30%		See (2) Below

NVIT Flexible Fixed Income Fund	Class P	0.28%		See (2) Below

Lazard NVIT Flexible Opportunistic Strategies Fund†	Class P	0.86%		See (2) Below

NVIT Managed American Funds Asset Allocation Fund	Class II	0.23%		See (2) Below

NVIT Managed American Funds Growth-Income Fund	Class II	0.22%		See (2) Below

BlackRock NVIT Equity Dividend Fund (formerly Invesco NVIT Comstock Value Fund)	Class I Class II Class IV Class Y	0.65 0.65 0.65 0.65	% % % %	See (2) Below

(1)	Interest, taxes, brokerage commissions, Rule 12b-1 fees, fees paid pursuant to an Administrative Services Plan, short sale dividend expenses, and other expenditures which are capitalized in accordance with generally accepted accounting principles and other extraordinary[1] expenses not incurred in the ordinary course of the Fund’s business.
(2)	Interest, taxes, brokerage commissions and other costs incurred in connection with the purchase and sale of portfolio securities, acquired fund fees and expenses, Rule 12b-1 fees, fees paid pursuant to an Administrative Services Plan, short sale dividend expenses, other expenditures which are capitalized in accordance with generally accepted accounting principles, expenses incurred by the Fund in connection with any merger or reorganization and other non-routine expenses not incurred in the ordinary course of the Fund’s business.
[1]	non-routine
*	As approved by the Board of Trustees at its meeting held on December 7, 2016.
†	Effective through April 30, 2017.

IN WITNESS WHEREOF, the parties have caused this Amended Exhibit A to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

NATIONWIDE VARIABLE INSURANCE TRUST

By:	/s/ Michael S. Spangler

Name:	Michael S. Spangler

Title:	President

NATIONWIDE FUND ADVISORS

By:	/s/ Michael S. Spangler

Name:	Michael S. Spangler

Title:	President